UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-16203	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 17th Street, Suite 4300 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 293-9133

(Registrant’s telephone number, including area code)

Delta Petroleum Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As previously reported, on December 16, 2011, Delta Petroleum Corporation and its subsidiaries Amber Resources Company of Colorado, DPCA, LLC, Delta Exploration Company, Inc., Delta Pipeline, LLC, DLC, Inc., CEC, Inc. and Castle Texas Production Limited Partnership filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On January 6, 2012, Castle Exploration Company, Inc., a subsidiary of Delta Pipeline, LLC (collectively, with Delta Petroleum Corporation and the aforementioned subsidiaries, the “Debtors”), also filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The Debtors’ chapter 11 cases were consolidated for the purpose of joint administration under the caption In re Delta Petroleum Corporation, et al., Case No. 11-14006 (KJC) (the “Chapter 11 Cases”). On August 16, 2012 (the “Confirmation Date”), the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Third Amended Joint Chapter 11 Plan of Reorganization of Delta Petroleum Corporation and Its Debtor Affiliates dated August 13, 2012 (as confirmed, the “Plan”). On August 31, 2012 (the “Effective Date”), the Debtors consummated their reorganization under the Bankruptcy Code and the Plan became effective.

On the Effective Date, Delta Petroleum Corporation was renamed Par Petroleum Corporation (the “Company”).

Item 1.01 Entry into a Material Definitive Agreement.

Delayed Draw Term Loan Credit Agreement

Pursuant to the Plan, on the Effective Date, the Company and certain subsidiaries of the Company (the “Guarantors” and, together with the Company, the “Loan Parties”) entered into a Delayed Draw Term Loan Credit Agreement (the “Loan Agreement”) with Jefferies Finance LLC, as administrative agent (the “Agent”) for the lenders party thereto from time to time, including WB Delta, Ltd., Waterstone Offshore ER Fund, Ltd., Prime Capital Master SPC, GOT WAT MAC Segregated Portfolio, Waterstone Market Neutral MAC51, Ltd., Waterstone Market Neutral Master Fund, Ltd., Waterstone MF Fund, Ltd., Nomura Waterstone Market Neutral Fund, ZCOF Par Petroleum Holdings, L.L.C. and Highbridge International, LLC (collectively, the “Lenders”), pursuant to which the Lenders agreed to extend credit to the Company in the form of term loans (each a “Loan” and collectively, the “Loans”) of up to $30.0 million. The Company borrowed $13 million on the Effective Date in order to, along with the proceeds from the Contribution Agreement, (i) repay the loans and obligations under its senior secured debtor-in-possession credit facility, and (ii) pay allowed but unpaid administrative expenses to the Debtors related to the Chapter 11 Cases. The proceeds from any future Loan under the Loan Agreement will be used for the corporate purposes of the Company.

Set forth below are certain of the material terms of the Loan Agreement:

Interest. At the election of the Company, any Loans will bear interest at a rate equal to 9.75% per annum payable either (i) in cash, quarterly, in arrears at the end of each calendar quarter or (ii) in-kind, accruing quarterly.

At any time after an event of default under the Loan Agreement has occurred and is continuing, (i) all outstanding obligations will, to the extent permitted by applicable law, bear interest at a rate per annum equal to 11.75% and (ii) all interest accrued and accruing will be payable in cash on demand.

Prepayment. The Company may prepay Loans at any time, in any amount. Such prepayment is to include all accrued and unpaid interest on the portion of the obligations being prepaid through the prepayment date. If at any time within the twelve months following the Effective Date, the Company prepays the obligations due, in whole, but not in part, then in addition to the repayment of 100% of the principal amount of the obligations being prepaid plus accrued and unpaid interest thereon, the Company is required to pay the interest that would have accrued on the prepaid amount through the first anniversary of the Effective Date plus a 106% prepayment premium.

In addition to the above described prepayment premium, the Company is to pay a repayment premium equal to the percentage of the principal repaid during the following periods:

Period	Repayment Premium
From the Effective Date through the first anniversary of the Effective Date	6%
From the day after the first anniversary of the Effective Date through the second anniversary of the Effective Date	5%
At all times from and after the day after the second anniversary of the Closing	3%

The Company is required to make certain mandatory repayments after certain dispositions of property, debt issuances, joint venture distributions from Piceance Energy LLC (“Piceance Energy”), casualty events and equity issuances, in each case subject to customary reinvestment provisions.

Collateral. The Loans and all obligations arising under the Loan Agreement are secured by (i) a perfected, first-priority security interest in all of the Company’s assets other than the equity interest in Piceance Energy held by Par Piceance Energy Equity LLC (“Par Piceance Energy Equity”), a wholly owned subsidiary of the Company, pursuant to a pledge and security agreement dated August 31, 2012 (the “Pledge and Security Agreement”), made by the Company and certain of its subsidiaries in favor of the Agent, and (ii) a perfected, second-lien security interest in the equity interest in Piceance Energy held by Par Piceance Energy Equity, pursuant to a pledge agreement dated August 31, 2012 (the “Pledge Agreement”), by Par Piceance Energy Equity in favor of the Agent. The priority of the Lenders’ security interest in the Company’s assets is specified in that certain intercreditor agreement dated August 31, 2012 (the “Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as administrative agent for the First Priority Secured Parties (as defined in the Intercreditor Agreement), the Agent, as administrative agent for the Second Priority Secured Parties (as defined in the Intercreditor Agreement), the Company and Par Piceance Energy Equity.

Guaranty. All obligations of the Company under the Loan Agreement are unconditionally guaranteed by the Guarantors.

Fees and Commissions. The Company agreed to pay the Agent an annual nonrefundable administrative fee that was earned in full on the Effective Date. In addition, the Company agreed to pay the Lenders a nonrefundable closing fee that was earned in full on the Effective Date.

Warrants. As consideration for granting the Loans, the Company has also issued warrants to the Lenders to purchase shares of the Company’s common stock as described in “Warrant Issuance Agreement” below.

Term. All loans and all other obligations outstanding under the Loan Agreement are payable in full on August 31, 2016.

Covenants. The Loan Agreement requires the Company to comply with various affirmative and negative covenants affecting its business and operations. However, the Company is not required to comply with any financial maintenance covenants.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, the Pledge and Security Agreement, the Pledge Agreement and the Intercreditor Agreement, copies of which are attached hereto as Exhibits 10.1, 10.7, 10.8 and 10.9 and incorporated by reference herein.

Stockholders Agreement

Pursuant to the Plan, on the Effective Date, the Company and certain of its stockholders (collectively, the “Stockholders”), including affiliates of Whitebox Advisors, LLC (“Whitebox”), Zell Credit Opportunities Master Fund, L.P. (“ZCOF”) and Waterstone Capital Management, L.P. (“Waterstone”), entered into a stockholders agreement (the “Stockholders Agreement”) providing the Stockholders with the right, among other rights, to (i) elect members of the boards of directors of the Company and its subsidiaries and (ii) enter into the Registration Rights Agreement (as hereinafter defined). Pursuant to the Stockholders Agreement, each Stockholder agrees to vote all securities of the Company entitled to vote for members of the board of directors of the Company (the “Board”) owned or controlled by such Stockholder such that the size of the Board is five (5) directors, and to cause the election of the following persons to the Board:

(a) two (2) individuals designated by Whitebox in the two-year period following the Effective Date, and after such two-year period, Whitebox shall designate two (2) individuals so long as Whitebox or its affiliates hold at least ten percent (10%) of the outstanding shares of the Company’s common stock and one (1) individual so long as Whitebox or its affiliates hold at least five percent (5%) but less than ten percent (10%) of the outstanding shares of the Company’s common stock (collectively, the “Whitebox Designees”). In the event that Whitebox or its affiliates no longer hold at least five percent (5%) of the outstanding shares of the Company’s common stock, the Whitebox Designees shall be designated by holders of a majority of the outstanding shares of the Company’s common stock;

(b) two (2) individuals designated by ZCOF in the two-year period following the Effective Date, and after such two-year period, ZCOF shall designate two (2) individuals so long as ZCOF or its affiliates hold at least ten percent (10%) of the outstanding shares of the Company’s common stock and one (1) individual so long as ZCOF or its affiliates hold at least five percent (5%) but less than ten percent (10%) of the outstanding shares of the Company’s common stock (collectively, the “ZCOF Designees”). In the event that ZCOF or its affiliates no longer hold at least five percent (5%) of the outstanding shares of the Company’s common stock, the ZCOF Designees shall be designated by holders of a majority of the outstanding shares of the Company’s common stock;

(c) one (1) individual (the “Independent Designee”) designated jointly by Whitebox, ZCOF and Waterstone, so long as Whitebox, ZCOF and Waterstone and/or their affiliates collectively hold at least twenty percent (20%) of the outstanding shares of the Company’s common stock, which Independent Designee shall not be an affiliate of Whitebox, ZCOF and Waterstone. In the event that Whitebox, ZCOF and Waterstone are no longer collectively holders of at least twenty percent (20%) of the outstanding shares of the Company’s common stock, then the Independent Designee shall be designated by holders of a majority of the then outstanding shares of the Company’s common stock. In addition, in the event that any of Whitebox, ZCOF and Waterstone (together with its affiliates) individually no longer holds at least five percent (5%) of the shares of the Company’s common stock, then such person shall no longer be entitled to jointly designate the Independent Designee, which Independent Designee shall thereafter be designated by the remaining persons who are still entitled to appoint the Independent Designee; and

(d) To the extent that any of clauses (a) through (c) above shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof (each a “Designee”) shall instead be voted upon by all the stockholders of the Company entitled to vote thereon in accordance with the Company’s certificate of incorporation.

Under the Stockholders Agreement, except with respect to Piceance Energy or as otherwise unanimously agreed by the Board, the Stockholders will cause their Designees to elect the same persons set forth above to be elected as the members of the board of directors or managers of all subsidiaries of the Company. Each Stockholder also will cause its Designees to vote to elect the following persons to the Board of Managers of Piceance Energy so long as the Company is a member of Piceance: (i) one person designated by Whitebox, so long as Whitebox, or any one of its affiliates, is a holder of the Company’s common stock and (ii) one person designated by ZCOF, so long as ZCOF, or any one of its affiliates, is a holder of the Company’s common stock. In the event that either Whitebox or ZCOF are no longer entitled to elect managers to the Board, then such Piceance Board of Managers position shall be elected by a majority of the Board.

Under the Stockholders Agreement, if (i) the Company issues additional shares of the Company’s common stock after the Effective Date to any person who, as a result of such issuance, is a holder of five percent (5%) or more of the Company’s common stock or (ii) any transferee or assignee of shares of the Company’s common stock that, by itself or together with its affiliates, is or becomes a holder of five percent (5%) or more of the shares of the Company’s common stock, then as a condition to such issuance, transfer or assignment, such purchaser, transferee or assignee shall become a party to the Stockholders Agreement.

Under the Stockholders Agreement, in the two years following the Effective Date, the Company may not consummate either (i) a merger, stock issuance, sale of all or substantially all assets, change of entity, or any similar transaction pursuant to which not all holders of securities of the Company entitled to vote for members of the Board are treated equally or (ii) a transaction with an affiliate, without prior approval from either (1) a majority of such securities not held by Whitebox, ZCOF and Waterstone or their affiliates (the “Required Majority”) or (2) the Independent Designee. If such transaction is approved by the Independent Designee without the approval of the Required Majority, the Company may not consummate any such transaction unless it also receives an opinion from an investment bank or other similar financial advisor that the contemplated transaction is fair, from a financial point of view, to the Company; provided, however, that such opinion shall only be required (i) for any transaction with a value in excess of $45 million or (ii) for any transaction with an affiliate with a value in excess of $7.5 million. Notwithstanding the foregoing, no such opinion shall be required for any capital contributions used solely to support Par Piceance Energy Equity’s potential $60 million in additional capital contributions to Piceance Energy in accordance with the LLC Agreement (as hereinafter defined), if the timing of such capital contributions makes obtaining such opinion impractical. Certain other identified transactions are excluded from the above requirements.

The foregoing description of the Stockholders Agreement is qualified in its entirety by reference to the Stockholders Agreement, a copy of which is attached hereto as Exhibit 4.2 and incorporated by reference herein.

Registration Rights Agreement

Pursuant to the Plan, on the Effective Date, the Company and the Stockholders entered into a registration rights agreement (the “Registration Rights Agreement”) providing the Stockholders with certain registration rights.

Pursuant to the Registration Rights Agreement, among other things, at any time after the earlier of the consummation of a qualified public offering or sixty (60) days after the Effective Date, any Stockholder or group of Stockholders that, together with its or their affiliates, holds more than fifteen percent (15%) of the Registrable Shares (as defined in the Registration Rights Agreement), will have the right to require the Company to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 or S-3, or any other appropriate form under the Securities Act of 1933 or the Securities Exchange Act of 1934 for a public offering of all or part of its Registrable Shares (each a “Demand Registration”), by delivery of written notice to the Company (each a “Demand Request”).

Within ninety (90) days after receiving the Demand Request, the Company shall file with the SEC the registration statement, on any form for which the Company then qualifies and which is available for the sale of the Registrable Shares in accordance with the intended methods of distribution thereof, with respect to the Demand Registration. The Company is required to use commercially reasonable efforts to cause the registration statement to be declared effective as soon as practicable after such filing. The Company will not be obligated (i) to effect a Demand Registration within ninety (90) days after the effective date of a previous Demand Registration, other than for a shelf registration, or (ii) to effect a Demand Registration unless the Demand Request is for a number of Registrable Shares with an expected market value that is equal to at least (x) $15 million as of the date of such Demand Request or is for one hundred percent of the demanding Stockholder’s Registrable Shares with respect to any Demand Registration made on Form S-1 or (y) $5 million as of the date of such Demand Request with respect to any Demand Registration made on Form S-3.

Upon receipt of any Demand Request, the Company is required to give written notice, within ten (10) days of such Demand Registration, to all other holders of Registrable Shares, who will have the right to elect to include in such Demand Registration such portion of their Registrable Shares as they may request, subject to certain exceptions.

In addition, subject to certain exceptions, if the Company proposes to register any class of its common stock for sale to the public, the Company is required, subject to certain conditions, to include all Registrable Shares with respect to which the Company has received written requests for inclusion.

The rights of a holder of Registrable Shares may be transferred, assigned or otherwise conveyed on to any transferee or assignee of such Registrable Shares, subject to applicable state and federal securities laws and regulations, the Restated Certificate (as hereinafter defined) and the Stockholders Agreement. The Company will be responsible for expenses relating to the registrations contemplated by the Registration Rights Agreement.

The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as suspension periods and, if a registration is for an underwritten offering, limitations on the number of shares to be included in the underwritten offering imposed by the managing underwriter.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.3 and incorporated by reference herein.

Piceance Energy LLC Agreement

In connection with the closing of the Contribution Agreement described in Item 2.01 in this Current Report on Form 8-K, Laramie Energy II, LLC (“Laramie”) and Par Piceance Energy Equity entered into a limited liability company agreement for Piceance Energy (the “LLC Agreement”) that governs the operations of Piceance Energy. The business of Piceance Energy is to own the oil and gas, surface real estate, and related assets formerly owned by Laramie and the Company in Garfield and Mesa Counties, Colorado, or other assets subsequently acquired by Piceance Energy, and to operate such assets. Pursuant to the LLC Agreement, Piceance will be managed by Laramie, which will control the day-to-day operations of Piceance Energy, subject to the supervision of a board of managers, four of which will be appointed by Laramie and two of which will be appointed by Par

Piceance Energy Equity. Certain major decisions will require the unanimous consent of the board of managers. The LLC Agreement provides that the sole manager, which is initially Laramie, may make a written capital call such that each member shall make additional capital contributions up to an aggregate combined total capital contribution of $60 million, if approved by a majority of the board of managers. The LLC Agreement contains certain restrictions on transfers by the members of their units. One such restriction provides that in the event one member elects to sell or transfer a majority of its units, the other member may elect to participate in such sale. The LLC Agreement also provides that under certain circumstances, a member desiring to transfer all, but not less than all, of its units may require the other member to participate in such transfer.

The foregoing description of the LLC Agreement is qualified in its entirety by reference to the LLC Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Piceance Energy Credit Facility

On June 4, 2012, Piceance Energy entered into a credit facility, as amended by that First Amendment to Credit Agreement entered into on the Effective Date pursuant to the Plan (the “Piceance Energy Credit Facility”), with J.P. Morgan Securities LLC and Wells Fargo Securities LLC, each as an arranger, JPMorgan Chase Bank, N.A., as the administrative agent (the “Administrative Agent”), and the lenders party thereto. The Piceance Energy Credit Facility is a $400 million secured revolving credit facility secured by a lien on Piceance Energy’s oil and gas properties and related assets. Par Piceance Energy Equity, a subsidiary of the Company, and Laramie are each guarantors of the Piceance Energy Credit Facility, with recourse limited to the pledge of the equity interests of Par Piceance Energy Equity and Laramie in Piceance Energy.

Availability under the Piceance Energy Credit Facility will be limited to the lesser of (i) $400 million or (ii) the borrowing base in effect from time to time. The initial borrowing base at the Effective Date is set at $140 million. The borrowing base is determined by the Administrative Agent and the lenders, in their sole discretion, based on customary lending practices, review of the oil and gas properties included in the borrowing base, financial review of Piceance Energy, and such other factors as may be deemed relevant. The borrowing base is redetermined (i) on or about March 15 of each year based on the previous December 31 reserve report prepared by an independent engineering firm acceptable to the Administrative Agent, and (ii) on or about September 15 of each year based on the previous June 30 reserve report prepared by Piceance Energy’s internal engineers, with the first such redetermination occurring on or about March 15, 2013. In connection with the closing of the Contribution Agreement, Piceance Energy borrowed $100 million under the Piceance Energy Credit Facility and distributed approximately $74.1 million of that amount to the Company and approximately $24.8 million to Laramie.

The Piceance Energy Credit Facility will mature on June 4, 2016. Amounts borrowed under the facility will bear interest at rates ranging from LIBOR plus 1.75% to LIBOR plus 2.75% per annum for Eurodollar loans and the prime rate plus 0.75% to prime rate plus 1.75% per annum for Base Rate loans, depending upon the ratio of outstanding credit to the borrowing base. The agreement governing the facility contains customary operational and financial covenants, including a current ratio covenant, a total debt to consolidated EBITDAX covenant and a borrowing base covenant. Under the terms of the Piceance Energy Credit Facility, Piceance Energy will generally be prohibited from distributing cash to its owners, including Par Piceance Energy Equity.

The foregoing description of the Piceance Energy Credit Facility is qualified in its entirety by reference to the Piceance Energy Credit Facility and the First Amendment to Credit Agreement, copies of which are attached hereto as Exhibit 10.3 and 10.4 and incorporated by reference herein.

Recovery Trust Agreements

Pursuant to the Plan, on the Effective Date, the Wapiti Recovery Trust (the “Wapiti Trust”) and the Delta Petroleum General Recovery Trust (the “General Trust” and collectively with the Wapiti Trust, the “Recovery Trusts”) were formed and their respective trust agreements (the “Recovery Trust Agreements”) executed by the Debtors and John T. Young, Jr. as the trustee for each (the “Recovery Trustee”). The Company and each of its subsidiaries who were formerly Debtors in the Chapter 11 Cases are the beneficiaries of the Recovery Trusts, but only to the extent of the assets contributed to the Recovery Trusts by such entities and only on account of allowed claims claims or equity interests against such entities.

On the Effective Date, each of the Recovery Trusts was funded with the assets described in the Plan and the relevant trust agreement. The Wapiti Trust was funded with $1 million in cash and all of the

Wapiti Causes of Action (as such term is defined in the Plan). To conduct its operations and fulfill its responsibilities under the Plan and the Recovery Trust Agreements, the Recovery Trustee may request additional funding from the Company solely with respect to the Wapiti Trust in an aggregate amount of up to $5 million as provided in Section 1.3 of the Wapiti Recovery Trust Agreement. The General Trust was funded with $1 million in cash together with all of the Debtors’ causes of action not otherwise vested in the Wapiti Trust, including all responsibilities for claim objections and resolutions, and all other responsibilities for winding-up the Chapter 11 Cases, and any other assets to be vested in the General Trust pursuant to the General Recovery Trust Agreement. The Recovery Trustee also may request additional funding from the Company to conduct operations of the General Trust and fulfill its operations under the Plan.

The foregoing description of the Recovery Trusts is qualified in its entirety by reference to the Plan and the Recovery Trust Agreements, copies of which are attached hereto as Exhibits 2.1, 10.5 and 10.6 and incorporated herein by reference.

Warrant Issuance Agreement

Pursuant to the Plan, on the Effective Date, the Company issued to the Lenders under the Loan Agreement warrants (the “Warrants”) to purchase up to an aggregate of 9,592,125 shares of the Company’s common stock (the “Warrant Shares”). In connection with the issuance of the Warrants, the Company also entered into a Warrant Issuance Agreement, dated as of the Effective Date (the “Warrant Issuance Agreement”), with the investors named therein (the “Investors”). Subject to the terms of the Warrant Issuance Agreement, the Investors are entitled to purchase shares of common stock at an exercise price of $.01 per share of common stock (the “Exercise Price”), subject to certain adjustments from time to time as provided in the Warrant Issuance Agreement. The Warrants expire on the earlier of (i) August 31, 2022 or (ii) the occurrence of certain merger or consolidation transactions specified in the Warrant Issuance Agreement. An Investor may exercise the Warrants by paying the applicable exercise price in cash or on a cashless basis.

The number of Warrant Shares issued on the Effective Date was determined based on the number of shares of the Company’s common stock issued as allowed claims on or about the Effective Date by the Bankruptcy Court pursuant to the Plan. The Warrant Issuance Agreement provides that the number of Warrant Shares and the Exercise Price shall be adjusted in the event that any additional shares of Common Stock or securities convertible into Common Stock (the “Unresolved Bankruptcy Shares”) are authorized to be issued under the Plan by the Bankruptcy Court after the Effective Date as a result of any unresolved bankruptcy claims under the Plan. Upon each issuance of any Unresolved Bankruptcy Shares, the Exercise Price shall be reduced to an amount equal to the product obtained by multiplying (A) the Exercise Price in effect immediately prior to such issuance or sale, by (B) a fraction, the numerator of which shall be (x) 147,655,815 and (y) the denominator of which shall be sum of (1) 147,655,815 and (2) and the number of additional Unresolved Bankruptcy Shares authorized for issuance under the Plan. Upon each such adjustment of the Exercise Price, the number of Warrant Shares shall be increased to the number of shares determined by multiplying (A) the number of Warrant Shares which could be obtained upon exercise of such Warrant immediately prior to such adjustment by (B) a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. In the event that any Lender or its affiliates fails to fund its pro rata portion of any Loans required to be made under the Loan Agreement, then the number of Warrant Shares exercisable under the Warrants held by such Lender will be reduced to an amount equal to the product of (i) the number of Warrant Shares initially exercisable under the Warrant held by the Lender and (ii) a fraction equal to one minus the quotient obtained by dividing (x) the amount of Loans previously made under the Loan Agreement by such Lender by (y) such Lender’s full commitment for Loans under the Loan Agreement.

The Warrant Issuance Agreement includes certain restrictions on the transfer by holders of their Warrants, including, among others, that (i) the Warrants and the notes under the Loan Agreement are not detachable for transfer purposes, and for as long as obligations under the Loan Agreement are outstanding, the notes and Warrants may not be transferred separately, and (ii) in the event that any holder desires to transfer any pro rata portion of the notes and Warrants, then such holder must provide the other Lenders and/or holders of the Warrants with a right of first offer to make an election to purchase such offered notes and Warrants.

The number of shares of the Company’s common stock issuable upon exercise of the Warrants and the exercise prices of the Warrants will be adjusted in connection with certain issuances or sales of shares of the Company’s common stock and convertible securities, or any subdivision, reclassification or combinations of common stock, as set forth in the Warrant Issuance Agreement. Additionally, in the case of any reclassification or capital reorganization of the capital stock of the Company, the holder of each Warrant outstanding immediately prior to the occurrence of such reclassification or reorganization shall have the right to receive upon exercise of the applicable Warrant, the kind and amount of stock, other securities, cash or other property that such holder would have received if such Warrant had been exercised.

The foregoing description is qualified in its entirety by reference to the Warrant Issuance Agreement and the Form of Common Stock Purchase Warrant, copies of which are attached hereto as Exhibits 4.4 and 4.5 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Cancellation of Indentures

Pursuant to the Plan, on the Effective Date, all of the Company’s obligations with respect to its 7% Series A Senior Notes due 2015 and 3 3/4% Convertible Senior Note due 2037 (collectively, the “Senior Notes”) and the related two indentures were deemed cancelled and the notes under the indentures were cancelled. Each holder of Senior Notes received, in exchange for its total claim (including principal and interest), its pro rata portion of 145,736,082 shares of the Company’s common stock to be issued pursuant to the Plan.

Cancellation of Equity Incentive Plans

Pursuant to the Plan, on the Effective Date, all shares of the Company’s common stock outstanding prior to the Effective Date were cancelled. Accordingly, on the Effective Date, the Company’s equity incentive plans in effect prior to the Effective Date, and all awards granted under such plans, were cancelled.

Item 1.03 Bankruptcy or Receivership.

The information in the Explanatory Note to this Current Report on Form 8-K is incorporated by reference into this Item 1.03. A copy of the Plan is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Issuance of Common Stock

Pursuant to the Plan, on the Effective Date, all shares of the Company’s common stock outstanding prior to the Effective Date were cancelled. Pursuant to the Plan, on the Effective Date, (i) each holder of Senior Notes received, in exchange for its total claim (including principal and interest), its pro rata portion of 145,736,082 shares of the Company’s common stock, (ii) each holder of an allowed general unsecured claim received, in exchange for its total claim, its pro rata portion of 1,919,733 shares of the Company’s common stock, and (iii) the Lenders under the Loan Agreement received warrants to purchase up to an aggregate of 9,592,125 shares of the Company’s common stock (which number of shares may be increased to an aggregate of 12,200,000 shares of the Company’s common stock pursuant to the terms of the Warrant Issuance Agreement).

Current Equity Capitalization

As of the Effective Date, the Company’s equity capitalization consists of (i) 145,736,082 shares of the Company’s common stock issued to the holders of Senior Notes, (ii) 1,919,733 shares of the Company’s common stock issued to the holders of allowed general unsecured claims under the Plan immediately prior to the Effective Date and (iii) warrants to purchase up to an aggregate of 9,592,125 shares of the Company’s common stock (which number of shares may be increased to an aggregate of 12,200,000 shares of the Company’s common stock pursuant to the terms of the Warrant Issuance Agreement) issued to the Lenders under the Loan Agreement. In addition, as of the Effective Date, (x) up to 9,720,556 shares of the Company’s common stock were reserved for issuance to the holders of disputed unsecured claims (non-employee) under the Plan immediately prior to the Effective Date and (y) up to 8,917,689 shares of the Company’s common stock were reserved for issuance to the holders of disputed unsecured claims (employee) under the Plan immediately prior to the Effective Date.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to the Plan, on the Effective Date, the Company consummated the transactions contemplated by the Contribution Agreement (the “Contribution Agreement”) dated as of June 4, 2012, by and among the Company, Piceance Energy and Laramie. At closing, each of the Company and Laramie contributed their assets, with certain exceptions, located in or pertaining to Mesa and Garfield Counties, Colorado in exchange for 33.34% and 66.66%, respectively, of the membership interests in Piceance Energy. The assets contributed by the Company to Piceance Energy constituted substantially all of the assets of the Company. In connection with the closing of the Contribution Agreement, Piceance Energy borrowed $100 million under the Piceance Energy Credit Facility and distributed approximately $74.1 million of that amount to the Company and approximately $24.8 million to Laramie. The cash payments were subject to adjustment at closing based on title and environmental defects, and subject to further adjustment post-closing based on a final settlement statement to be agreed upon between the Company and Laramie within 60 days of the closing. As provided in the Contribution Agreement, the effective date of the closing is July 31, 2012, and all proceeds and certain customary operational costs and expenses attributable to the contributed assets will be apportioned between the parties according to such date.

The foregoing description of the Contribution Agreement is qualified in its entirety by reference to the Contribution Agreement, a copy of which is attached hereto as Exhibit 2.2 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Loan Agreement, the Piceance Energy Credit Facility, the Wapiti Trust and the LLC Agreement is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Plan, on the Effective Date, all shares of the Company’s common stock outstanding prior to the Effective Date were cancelled. In addition, pursuant to the Plan, on the Effective Date, the Company issued (i) 145,736,082 shares of the Company’s common stock to the holders of Senior Notes, (ii) 1,919,733 shares of common stock to the holders of allowed general unsecured claims under the Plan, and (iii) warrants to purchase up to 9,592,125 million shares of the Company’s common stock issued to the Lenders under the Loan Agreement. The Company’s common stock and warrants to purchase the Company’s common stock issued pursuant to the Plan were issued pursuant to Section 1145 of the Bankruptcy Code, which exempts the issuance of securities from the registration requirements of the Securities Act of 1933, as amended.

Item 3.03 Material Modification to Rights of Security Holders.

The information included in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

The information included in Item 1.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

The information included in Item 1.01 of this Current Report on Form 8-K regarding the Stockholders Agreement is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

Pursuant to the Plan, on the Effective Date, the following persons comprising the existing Board departed the Board: Kevin R. Collins, Jerrie F. Eckelberger, Carl E. Lakey, Jordan R. Smith and Daniel J. Taylor.

New Board of Directors

Pursuant to the Plan, on the Effective Date, the following five individuals became members of the Board (the “New Board”) and appointed to the committees of the New Board as set forth below:

Name	Audit Committee	Compensation Committee	Strategic and Operations Committee**
Jacob Mercer*		C	X
William Monteleone*		X	C
Benjamin Lurie		X
Michael R. Keener	X
L. Melvin Cooper	C

*	Mr. Mercer was appointed Chairman of the Board for a period of 6 months from August 31, 2012 to February 28, 2013. It is anticipated that Mr. Monteleone will serve as Chairman from March 1, 2013 to August 31, 2013. It is also anticipated that the Chairman will be voted on by the Board starting September 1, 2013.

C = Appointed as chairman of the applicable committee.

X = Appointed as a member of the applicable committee.

**	The Company’s Nominating and Corporate Governance Committee was disbanded. The Company did not previously have a Strategic and Operations Committee, prior to the appointment of Messrs. Mercer and Monteleone to the same.

Messrs. Mercer, Monteleone, Lurie, Keener, and Cooper were elected to the Board pursuant to the Stockholders Agreement, which provided for the election of five new members of the Board of directors to be selected by an ad hoc committee of institutional investors.

Jacob Mercer, age 37, joined Whitebox Advisors in October 2007 and is a Senior Portfolio Manager focusing on distressed and high yield investments. Previously, Mr. Mercer worked for Xcel Energy (XEL) from July 2005 to October 2007 as Assistant Treasurer and Managing Director. Prior to that, he worked at Piper Jaffray as a Senior Credit Analyst and Principal and at Voyageur Asset Management as a Credit Analyst. In addition, Mr. Mercer served as a Logistics Officer in the United States Army. Mr. Mercer holds a BA in both Business Management and Economics from St. John’s University. He holds the Chartered Financial Analyst (CFA) designation. Mr. Mercer also serves on the Board of Directors for the following privately held companies: (i) ES Purchaser LLC, since January 2012, and (ii) Sunshine Enterprises Ltd., since November 2011.

William Monteleone, age 28, is an Associate at Equity Group Investments (EGI) having joined in 2008. Previously, Mr. Monteleone worked for Banc of America Securities LLC from 2006 to 2008 where he was involved in a variety of debt capital raising transactions, including leveraged buyouts, corporate-to-corporate acquisitions and other debt financing activities. At EGI, he is responsible for evaluating potential new investments and monitoring existing investments. In addition to Par Petroleum, Mr. Monteleone serves on the Board of Directors of Wapiti Oil and Gas, LLC and Kuwait Energy Company. Mr. Monteleone graduated magna cum laude from Vanderbilt University with a bachelor’s degree.

Michael Keener, age 53, has over 30 years of experience in the energy sector. Since January 2011, Mr. Keener has served as a Principal of KP Energy, providing mezzanine debt, private equity and direct asset ownership primarily with exploration and production companies in North America. Prior to joining KP Energy, Mr. Keener worked as a Managing Director in the energy team of Imperial Capital LLC from October 2009 until December 2010. From February 2003 until their acquisition by Imperial Capital in October 2009, Mr. Keener served as Principal and Managing Director of Petrobridge Investment Management, LLC. From 1981 to 2003, Mr. Keener served in a number of roles in Royal Dutch Shell PLC including as Director and Vice President of Shell Capital and Financial Advisor to Shell Offshore. Mr. Keener also has served on the Board of Directors of Dune Energy (OTC Bulletin Board: DUNR) since January 2012. Mr. Keener holds a degree in Business Administration from Bloomsburg University and a Masters of Business Administration from Loyola University.

L. Melvin Cooper, age 59, has over 25 years of experience in various accounting and financial roles. Currently, Mr. Cooper serves as the Senior Vice President and Chief Financial Officer of Forbes Energy Services Ltd (NASDAQ Global Market: FES), a public company in the energy services industry. Prior to joining Forbes in June 2007, Mr. Cooper served as Senior Vice President and Chief Financial Officer of Cude Oilfield Contractors, Inc., beginning in January 2007. From September 2004 to January 2007, Mr. Cooper served as President of SpectraSource Corporation, a supplier of products and services to the new home building industry. From April 2000 to September 2004, Mr. Cooper served as President of Cerqa, the supply chain management division of Nationwide Graphics, Inc., a national printing and supply chain management company where Mr. Cooper formerly served as Senior Vice President and Chief Financial Officer. Mr. Cooper has also served as President or CFO of various companies involved in telecommunications, nutritional supplements, water purification, scrap metal, drilling fluids, and natural gas marketing. Mr. Cooper also has served on the Board of Directors of Flotek Industries, Inc. (NYSE: FTK) since October 2010. In 2011, Mr. Cooper earned the Board Leadership designation from the National Association of Corporate Directors. Mr. Cooper received a degree in accounting from Texas A&M University-Kingsville (formerly Texas A&I) in 1975 and is a Certified Public Accountant (CPA).

Benjamin Lurie, age 29, is an Associate at Equity Group Investments (EGI) having joined in 2011. Prior to joining the firm in 2011, Mr. Lurie worked at Lurie Investments evaluating and developing new and existing business opportunities ranging from technology to services to real estate from January 2006 to December 2010. At EGI, Mr. Lurie is responsible for evaluating potential new investments and monitoring existing investments. He holds a master’s degree in business administration from INSEAD, and a postgraduate certificate from the United Nations University. He received dual bachelor’s degrees from the University of Wisconsin-Madison. He holds the Charted Financial Analyst (CFA) designation.

Pursuant to the Plan and the Stockholders Agreement, the New Board was required to consist of five (5) directors, including (i) two (2) individuals designated by Whitebox (Jacob Mercer and L. Melvin Cooper), (ii) two (2) individuals designated by ZCOF (Will Monteleone and Ben Lurie) and (iii) one (1) individual designated jointly by Whitebox, ZCOF and Waterstone (Michael Keener).

New Officers and Departure of Officer

Pursuant to the Plan, on the Effective Date, John T. Young, Jr. became the Company’s Chief Executive Officer and R. Seth Bullock became the Company’s Chief Financial Officer. As a result, Carl E. Lakey, ceased to be the Company’s President and Chief Executive Officer. Information regarding Messrs. Young and Bullock is set forth below.

John T. Young, Jr., age 39, currently serves as the Company’s Chief Executive Officer. The Company previously appointed Mr. Young as its Chief Restructuring Officer in November 2011, and appointed him as Chief Financial Officer in July 2012. Mr. Young also currently serves as Senior Managing Director at Conway MacKenzie, Inc., which the Company retained in late 2011 to assist with its strategic alternatives process. Mr. Young has served as Senior Managing Director at Conway MacKenzie, Inc. since December 2008. Mr. Young has substantial knowledge and experience providing restructuring advisory services, including interim management and debtor advisory, litigation support, post-merger integration and debt restructuring and refinancing. Mr. Young’s experience also includes serving in a multitude of advisory capacities within the energy and oilfield services industries as well as Lone Star Funds and KPMG Peat Marwick. Mr. Young is a Certified Public Accountant and received his BBA and MBA from Baylor University.

R. Seth Bullock, age 39, currently serves as the Company’s Chief Financial Officer. Mr. Bullock previously served as the Company’s Treasurer from July 2012. He serves as a Director at Conway MacKenzie, Inc. and has served in that capacity since joining Conway MacKenzie, Inc. in November 2011. From May 2010 through November 2011, Mr. Bullock served as Managing Director at Kenmont Solutions Capital, a direct origination mezzanine fund focused on middle market companies in the energy, power and infrastructure sectors. From July 2007 through May 2010, Mr. Bullock served as Analyst at Kenmont Investments Management, a multi-strategy hedge fund focused on the energy, power and transportation sectors. Prior to Kenmont, Mr. Bullock held positions of increasing responsibility with Koch Capital Markets, a division of Koch Industries, Inc. Prior to Koch, Mr. Bullock held positions of increasing responsibility with Arthur Andersen’s Global Energy Corporate Finance Group. Mr. Bullock holds a BBA in Finance from Loyola University, New Orleans. He holds the Chartered Financial Analyst (CFA) designation.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Plan, on the Effective Date, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. Each of the Company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”) and Amended and Restated Bylaws (the “Restated Bylaws”) became effective on the Effective Date.

Under the Restated Certificate, the total number of all shares of capital stock that the Company is authorized to issue is 303 million shares, consisting of 300 million shares of common stock and 3 million shares of preferred stock, par value $0.01 per share. The Restated Certificate contains restrictions on the transfer of certain of the Company’s securities in order to preserve the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended from time to time, of the Company or any direct or indirect subsidiary thereof.

Under the Restated Bylaws, the number of directors serving on the Board is initially set at five (5) and the Board is required to consist of the persons designated by the persons or groups entitled to designate the Board in accordance with the Stockholders Agreement. The act of a majority of the directors present at a meeting at which a quorum is present will be deemed to be the act of the Board; provided, however, in the event of a tie vote on any matter, then such deadlock shall be resolved in the following manner: (i) first, by a majority of the directors designated by Whitebox or its affiliates (the “Whitebox Directors”) and ZCOF or its affiliates (the “ZCOF Directors”) to the extent such directors have been elected in accordance with the Stockholders Agreement or (ii) second, if a majority of the Whitebox Directors and the ZCOF Directors cannot agree, then the Chairman of the Board shall cast the deciding vote. The Board may establish committees for the performance of delegated or designated functions to the extent permitted by law, each committee to consist of one or more directors of the Company; provided, however, that except as unanimously agreed by the Board, such committee shall include at least one Whitebox Director and one ZCOF Director so long as such persons are designated to the Board in accordance with the Stockholders Agreement. Subject to the laws of the State of Delaware, the certificate of incorporation and these Restated Bylaws, the Board may amend the Restated Bylaws or enact such other bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Company; provided, however, that such amendment of the Restated Bylaws or enacting of new bylaws may only occur with the approval of a majority of the Whitebox Directors and the ZCOF Directors so long as the Stockholders Agreement remains in full force and effect.

The foregoing descriptions of the Restated Certificate and Restated Bylaws are qualified in their entirety by reference to the Restated Certificate and Restated Bylaws, copies of which are attached hereto as Exhibits 3.1 and 3.2 and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On August 31, 2012, the Company issued a press release announcing the consummation of the Plan and the Company’s emergence from Chapter 11 of the Bankruptcy Code. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On September 6, 2012, the Company issued a press release announcing the appointment of a new board of directors and officers. The press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the foregoing information, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

None.

(b)	Pro Forma Financial Information

Unaudited pro forma condensed combined consolidated financial statements giving effect to the consummation of the transactions contemplated by the Contribution Agreement, and accompanying notes thereto, are included as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated herein by reference. As further described in Exhibit 99.3, the pro forma condensed combined consolidated financial statements were prepared in accordance with Article 11 of Regulation S-X of the Securities and Exchange Commission using the acquisition method of accounting and are based on the historical financial statements of the Company after giving effect to the consummation of the transactions contemplated by the Contribution Agreement as if such transactions had occurred on January 1, 2012. Immediately following the consummation of this transaction, the Company emerged from bankruptcy and is adopting fresh start reporting which may change the effects of this transaction as reported in Form 8-K.

These unaudited pro forma condensed combined consolidated financial statements are presented for informational purposes only and are not intended to represent and may not be indicative of operating results or financial position that would have occurred had the transactions contemplated by the Contribution Agreement been consummated as of January 1, 2012, nor are such financial statements intended to represent and they may not be indicative of future operating results or financial position of the Company. These unaudited pro forma condensed combined consolidated financial statements and the accompanying notes should be read together with the Company’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2011, and Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as well as in conjunction with the Company’s unaudited consolidated financial statements and accompanying notes as of and for the quarterly periods ended March 31, 2012 and June 30, 2012, and the MD&A included in the Company’s Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012.

(c)	Shell Company Transactions

None.

(d)	Exhibits

2.1* Third Amended Joint Chapter 11 Plan of Reorganization of Delta Petroleum Corporation and Its Debtor Affiliates dated August 13, 2012.

2.2* Contribution Agreement, dated as of June 4, 2012, among Piceance Energy, LLC, Laramie Energy, LLC and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 8, 2012).

3.1 Amended and Restated Certificate of Incorporation of the Company.

3.2 Amended and Restated Bylaws of the Company.

4.1 Form of the Company’s Common Stock Certificate.

4.2 Stockholders Agreement effective as of August 31, 2012, by and among the Company, Zell Credit Opportunities Master Fund, L.P., Waterstone Capital Management, L.P., Pandora Select Partners, LP, Iam Mini-Fund 14 Limited, Whitebox Multi-Strategy Partners, LP, Whitebox Credit Arbitrage Partners, LP, HFR RVA Combined Master Trust, Whitebox Concentrated Convertible Arbitrage Partners, LP and Whitebox Asymmetric Partners, LP.

4.3 Registration Rights Agreement effective as of August 31, 2012, by and among the Company, Zell Credit Opportunities Master Fund, L.P., Waterstone Capital Management, L.P., Pandora Select Partners, LP, Iam Mini-Fund 14 Limited, Whitebox Multi-Strategy Partners, LP, Whitebox Credit Arbitrage Partners, LP, HFR RVA Combined Master Trust, Whitebox Concentrated Convertible Arbitrage Partners, LP and Whitebox Asymmetric Partners, LP.

4.4 Warrant Issuance Agreement dated as of August 31, 2012, by and among the Company and WB Delta, Ltd., Waterstone Offshore ER Fund, Ltd., Prime Capital Master SPC, GOT WAT MAC Segregated Portfolio, Waterstone Market Neutral MAC51, Ltd., Waterstone Market Neutral Master Fund, Ltd., Waterstone MF Fund, Ltd., Nomura Waterstone Market Neutral Fund, ZCOF Par Petroleum Holdings, L.L.C. and Highbridge International, LLC.

4.5 Form of Common Stock Purchase Warrant dated as of June 4, 2012.

10.1 Delayed Draw Term Loan Credit Agreement dated as of August 31, 2012, by and among the Company, the Guarantors party thereto, the Lenders party thereto and Jefferies Finance LLC, as administrative agent for the Lenders.

10.2 Amended and Restated Limited Liability Company Agreement for Piceance Energy, LLC.

10.3 Credit Agreement dated as of June 4, 2012 among Piceance Energy, LLC, the financial institutions party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as syndication agent.

10.4 First Amendment to Credit Agreement dated August 31, 2012, by and among Piceance Energy, LLC, the financial institutions party thereto, and JPMorgan Chase Bank, N.A.

10.5 Wapiti Recovery Trust Agreement dated August 27, 2012, by and among the Company, DPCA LLC, Delta Exploration Company, Inc., Delta Pipeline, LLC, DLC, Inc., CEC, Inc., Castle Texas Production Limited Partnership, Amber Resources Company of Colorado, Castle Exploration Company, Inc. and John T. Young.

10.6 Delta Petroleum General Recovery Trust Agreement dated August 27, 2012, by and among the Company, DPCA LLC, Delta Exploration Company, Inc., Delta Pipeline, LLC, DLC, Inc., CEC, Inc., Castle Texas Production Limited. Partnership, Amber Resources Company of Colorado, Castle Exploration Company, Inc. and John T. Young

10.7 Pledge Agreement dated August 31, 2012, by Par Piceance Energy Equity LLC in favor of Jefferies Finance LLC.

10.8 Intercreditor Agreement dated August 31, 2012, by and among JP Morgan Chase Bank, N.A., as administrative agent for the First Priority Secured Parties (as defined therein), Jefferies Finance LLC, as administrative agent for the Second Priority Secured Parties (as defined therein), the Company and Par Piceance Energy Equity LLC.

10.9 Pledge and Security Agreement, dated August 31, 2012, by the Company and certain of its subsidiaries in favor of Jefferies Finance LLC.

99.1 Press Release dated August 31, 2012.

99.2 Press Release dated September 6, 2012.

99.3 Unaudited Pro Forma Condensed Consolidated Financial Statements of Par Petroleum Corporation.

*	Schedules and similar attachments to the Third Amended Joint Chapter 11 Plan of Reorganization and the Contribution Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Petroleum Corporation

Dated: September 7, 2012	/s/ R. Seth Bullock
R. Seth Bullock Chief Financial Officer